Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--July 19, 2018--E*TRADE Financial Corporation (NASDAQ:ETFC):

Second Quarter Results

  Net income of $250 million; diluted earnings per common share of $0.95
  Total net revenue of $710 million
  Operating margin of 49 percent; adjusted operating margin of 46 percent(1)
  Average interest-earning assets of $60 billion; net interest margin of 302 basis points
  Daily Average Revenue Trades (DARTs) of 259,000, including derivative DARTs of 87,000 and a derivatives mix of 34 percent, a Company record(2)
  Customer margin balances of $11 billion, a Company record(2)
  Net new brokerage accounts of 188,000; excluding the TCA acquisition, net new brokerage accounts of 40,000
  Net new brokerage assets of $21.1 billion; excluding the TCA acquisition, net new brokerage assets of $2.5 billion
  Managed products of $5.8 billion
  Repurchased 3.0 million shares at an average price of $62.51; total utilization under the Company's $1 billion program is $690 million at an average price of $48.64

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2018, reporting net income of $250 million, or diluted earnings per common share of $0.95 and total net revenue of $710 million. Operating margin for the quarter was 49 percent and adjusted operating margin was 46 percent(1).

“We built on our strong business momentum in the second quarter, delivering solid operating and financial results and driving meaningful value for shareholders,” said Karl Roessner, Chief Executive Officer. “E*TRADE customer engagement was remarkable, underscored by robust customer trading, steady net buying, and record margin balances. Not to be outdone, our derivatives mix reached historic highs, aided by our steadfast commitment to continuously enhance the customer experience for our most discerning trader base. Our Corporate Services team onboarded nearly $11 billion in new plan assets during the quarter, while replenishing a strong pipeline. We completed the acquisition of Trust Company of America, and our initiatives to generate value from this powerful combination are well underway. Our strong operational execution translated to stellar financial performance, as E*TRADE once again delivered solid revenue, while expanding our adjusted operating margin for the seventh consecutive quarter to 46%. As we look to the second half of 2018, we intend to build on our many accomplishments and continue to thrive in this intensely competitive marketplace.”

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing 800-675-8395 while international participants should dial +1 303-223-4369. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to retail customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are national federal savings banks (Members FDIC). More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE, the E*TRADE logo, OptionsHouse and Trust Company of America are registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company's ability to continue to achieve financial results and succeed in a competitive environment, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to the Company’s proposed acquisition of brokerage accounts from Capital One Financial Corporation, including that the closing of the transaction may not occur or may be delayed and that the actual aggregate consideration to be paid in connection with the transaction is still subject to final determination; macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; the ability to attract and retain customers and develop new products and services; increased competition; potential system disruptions and security breaches; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program; and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2018 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenue:
Interest income	$489	$468	$378	$957	$719
Interest expense	(36)	(23)	(22)	(59)	(44)
Net interest income(3)	453	445	356	898	675
Commissions	121	137	105	258	232
Fees and service charges	110	105	98	215	184
Gains on securities and other, net(3)	15	10	7	25	17
Other revenue	11	11	11	22	22
Total non-interest income	257	263	221	520	455
Total net revenue	710	708	577	1,418	1,130
Provision (benefit) for loan losses	(19)	(21)	(99)	(40)	(113)
Non-interest expense:
Compensation and benefits	160	152	133	312	269
Advertising and market development	47	60	42	107	85
Clearing and servicing	30	36	33	66	65
Professional services	25	22	24	47	46
Occupancy and equipment	30	30	29	60	56
Communications	28	31	36	59	61
Depreciation and amortization	23	22	20	45	40
FDIC insurance premiums	9	9	8	18	16
Amortization of other intangibles	12	10	9	22	18
Restructuring and acquisition-related activities	2	—	4	2	8
Other non-interest expenses	18	23	21	41	37
Total non-interest expense	384	395	359	779	701
Income before income tax expense	345	334	317	679	542
Income tax expense	95	87	124	182	204
Net income	$250	$247	$193	$497	$338
Preferred stock dividends	—	12	—	12	13
Net income available to common shareholders	$250	$235	$193	$485	$325

Basic earnings per common share	$0.95	$0.88	$0.70	$1.83	$1.18
Diluted earnings per common share	$0.95	$0.88	$0.70	$1.82	$1.17
Shares used in computation of per common share data:
Basic (in thousands)	263,809	266,558	275,410	265,220	275,167
Diluted (in thousands)	264,929	267,699	276,272	266,351	276,370

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2018	2018	2017
ASSETS
Cash and equivalents	$532	$498	$931
Cash required to be segregated under federal or other
regulations	620	472	872
Available-for-sale securities	23,810	24,835	20,679
Held-to-maturity securities	21,199	20,657	23,839
Margin receivables	10,955	10,515	9,071
Loans receivable, net	2,375	2,506	2,654
Receivables from brokers, dealers and clearing organizations	626	735	1,178
Property and equipment, net	259	251	253
Goodwill	2,485	2,370	2,370
Other intangibles, net	403	275	284
Other assets(3)	1,089	1,073	1,234
Total assets	$64,353	$64,187	$63,365

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$42,664	$42,902	$42,742
Customer payables	9,959	8,947	9,449
Payables to brokers, dealers and clearing organizations	1,666	2,892	1,542
Other borrowings	1,259	910	910
Corporate debt	1,408	992	991
Other liabilities	494	655	800
Total liabilities	57,450	57,298	56,434

Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized:
1,000,000; shares issued and outstanding at June 30,
2018: 403,000	689	689	689
Common stock, $0.01 par value; shares authorized:
400,000,000; shares issued and outstanding at June 30,
2018: 261,819,526	3	3	3
Additional paid-in-capital	6,257	6,434	6,582
Retained earnings (accumulated deficit)	189	(61)	(317)
Accumulated other comprehensive loss	(235)	(176)	(26)
Total shareholders' equity	6,903	6,889	6,931
Total liabilities and shareholders' equity	$64,353	$64,187	$63,365

Key Performance Metrics(4)

Corporate	Qtr ended 6/30/18	Qtr ended 3/31/18	Qtr ended 6/30/18 vs. 3/31/18	Qtr ended 6/30/17	Qtr ended 6/30/18 vs. 6/30/17

Operating margin %(1)	49%	47%	2%	55%	(6)%
Adjusted operating margin %(1)	46%	44%	2%	38%	8%

Employees	4,095	3,768	9%	3,614	13%
Consultants and other	102	136	(25)%	99	3%
Total headcount	4,197	3,904	8%	3,713	13%

Common equity book value per share(5)	$23.73	$23.41	1%	$22.86	4%
Tangible common equity book value per share(5)	$14.35	$15.03	(5)%	$15.29	(6)%

Cash and equivalents ($MM)	$532	$498	7%	$1,091	(51)%
Corporate cash ($MM)(6)	$943	$439	115%	$478	97%

Net interest margin (basis points)	302	297	5	274	28
Interest-earning assets, average ($MM)	$59,967	$59,837	—%	$51,899	16%

Customer Activity	Qtr ended 6/30/18	Qtr ended 3/31/18	Qtr ended 6/30/18 vs. 3/31/18	Qtr ended 6/30/17	Qtr ended 6/30/18 vs. 6/30/17

Trading days	64.0	61.0	N.M.	63.0	N.M.

DARTs	258,844	309,469	(16)%	208,205	24%
Derivative DARTs	86,848	97,658	(11)%	66,350	31%
Derivative DARTs %	34%	32%	2%	32%	2%
Adjusted Derivative DARTs %(7)	34%	32%	2%	32%	2%

Total trades (MM)	16.6	18.9	(12)%	13.1	27%
Average commission per trade	$7.31	$7.27	1%	$8.02	(9)%

Key Performance Metrics(4)

Customer Activity	Qtr ended 6/30/18	Qtr ended 3/31/18	Qtr ended 6/30/18 vs. 3/31/18	Qtr ended 6/30/17	Qtr ended 6/30/18 vs. 6/30/17

Gross new brokerage accounts	268,636	161,042	67%	120,204	123%
Gross new stock plan accounts	177,285	93,690	89%	66,773	166%
Gross new banking accounts	3,024	1,179	156%	876	245%
Closed accounts	(129,679)	(160,041)	(19)%	(137,666)	(6)%
Net new accounts	319,266	95,870	233%	50,187	N.M.

Net new brokerage accounts(7)	187,642	59,685	214%	41,271	355%
Net new stock plan accounts	134,025	39,953	235%	13,154	N.M.
Net new banking accounts	(2,401)	(3,768)	36%	(4,238)	43%
Net new accounts	319,266	95,870	233%	50,187	N.M.

End of period brokerage accounts(7)	3,882,236	3,694,594	5%	3,562,489	9%
End of period stock plan accounts	1,666,354	1,532,329	9%	1,474,692	13%
End of period banking accounts	292,680	295,081	(1)%	308,729	(5)%
End of period total accounts	5,841,270	5,522,004	6%	5,345,910	9%

Annualized net new brokerage account
growth rate	20.3%	6.6%	13.7%	4.7%	15.6%
Adjusted annualized net new brokerage
account growth rate((7))	4.3%	6.6%	(2.3)%	4.7%	(0.4)%

Customer margin balances(8) ($B)	$11.0	$10.5	5%	$8.2	34%

Customer Assets($B)
Security holdings(7)	$337.6	$296.0	14%	$255.3	32%
Sweep deposits(7)	37.8	38.0	(1)%	34.9	8%
Customer cash held by third parties(9)	5.0	5.0	—%	8.8	(43)%
Customer payables (cash)	10.0	8.9	12%	8.0	25%
Brokerage customer assets	390.4	347.9	12%	307.0	27%
Unexercised stock plan holdings (vested)	45.4	39.9	14%	36.1	26%
Savings, checking and other banking assets	4.9	5.0	(2)%	5.1	(4)%
Total customer assets	$440.7	$392.8	12%	$348.2	27%

Net new brokerage assets(7)(10)	$21.1	$5.3	298%	$2.6	N.M.
Net new banking assets(10)	(0.1)	—	(100)%	(0.3)	(67)%
Net new customer assets(7)	$21.0	$5.3	296%	$2.3	N.M.

Annualized net new brokerage asset growth
rate	24.2%	6.3%	17.9%	3.5%	20.7%
Adjusted annualized net new brokerage
asset growth rate((7))	2.8%	6.3%	(3.5)%	3.5%	(0.7)%

Brokerage related cash	$52.8	$51.9	2%	$51.7	2%
Other cash and deposits	4.9	5.0	(2)%	5.1	(4)%
Total customer cash and deposits	$57.7	$56.9	1%	$56.8	2%

Managed products	$5.8	$5.6	4%	$4.6	26%
Stock plan customer holdings (unvested)	$108.0	$95.3	13%	$83.5	29%

Customer net (buy) / sell activity	$(2.9)	$(6.9)	N.M.	$(4.0)	N.M.

Key Performance Metrics(4)

Loans	Qtr ended 6/30/18	Qtr ended 3/31/18	Qtr ended 6/30/18 vs. 3/31/18	Qtr ended 6/30/17	Qtr ended 6/30/18 vs. 6/30/17

Loans receivable ($MM)
One- to four-family	$1,237	$1,327	$(90)	$1,641	$(404)
Home equity	920	991	(71)	1,205	(285)
Consumer and other	218	188	30	209	9
Loans receivable, net	$2,375	$2,506	$(131)	$3,055	$(680)

Loan servicing expense	$5	5	—	5	—

Loan performance detail ($MM)
Current	$2,222	$2,335	$(113)	$2,901	$(679)
30-89 days delinquent	83	93	(10)	103	(20)
90-179 days delinquent	28	33	(5)	46	(18)
180+ days delinquent	96	103	(7)	121	(25)
Total delinquent loans	207	229	(22)	270	(63)
Gross loans receivable(11)	$2,429	$2,564	$(135)	$3,171	$(742)

Activity in Allowance for Loan Losses
($MM)	Three Months Ended June 30, 2018
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 3/31/18	$20	$35	$3	$58
Provision (benefit) for loan losses	(6)	(12)	(1)	(19)
(Charge-offs) recoveries, net	2	13	—	15
Allowance for loan losses, ending 6/30/18	$16	$36	$2	$54

	Three Months Ended March 31, 2018
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 12/31/17	$24	$46	$4	$74
Provision (benefit) for loan losses	(5)	(16)	—	(21)
(Charge-offs) recoveries, net	1	5	(1)	5
Allowance for loan losses, ending 3/31/18	$20	$35	$3	$58

	Three Months Ended June 30, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 3/31/17	$46	$162	$5	$213
Provision (benefit) for loan losses	(18)	(81)	—	(99)
(Charge-offs) recoveries, net	1	1	—	2
Allowance for loan losses, ending 6/30/17	$29	$82	$5	$116

Capital	Qtr ended 6/30/18	Qtr ended 3/31/18	Qtr ended 6/30/18 vs. 3/31/18	Qtr ended 6/30/17	Qtr ended 6/30/18 vs. 6/30/17

E*TRADE Financial
Tier 1 leverage ratio(12)	7.1%	7.3%	(0.2)%	7.5%	(0.4)%
Common Equity Tier 1 capital ratio(12)	34.3%	35.0%	(0.7)%	35.0%	(0.7)%
Tier 1 risk-based capital ratio(12)	40.7%	41.4%	(0.7)%	37.5%	3.2%
Total risk-based capital ratio(12)	45.0%	45.7%	(0.7)%	42.4%	2.6%

E*TRADE Bank
Tier 1 leverage ratio(13)	7.2%	7.6%	(0.4)%	8.0%	(0.8)%
Common Equity Tier 1 capital ratio(13)	34.9%	37.4%	(2.5)%	35.1%	(0.2)%
Tier 1 risk-based capital ratio(13)	34.9%	37.4%	(2.5)%	35.1%	(0.2)%
Total risk-based capital ratio(13)	35.5%	38.0%	(2.5)%	36.3%	(0.8)%

Average Balance Sheet Data
($MM )	Three Months Ended
	June 30, 2018			March 31, 2018
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$533	$2	1.66%	$803	$3	1.42%
Cash required to be segregated under federal or
other regulations	753	4	1.95%	795	3	1.62%
Investment securities(3)	44,973	303	2.69%	45,194	290	2.57%
Margin receivables	10,291	118	4.60%	9,466	103	4.41%
Loans	2,468	33	5.32%	2,629	33	5.07%
Broker-related receivables and other	949	4	1.74%	950	4	1.55%
Subtotal interest-earning assets	59,967	464	3.10%	59,837	436	2.92%
Other interest revenue(a)	—	25		—	32
Total interest-earning assets	59,967	489	3.26%	59,837	468	3.14%
Total non-interest earning assets	4,364			4,787
Total assets	$64,331			$64,624

Deposits	$43,006	$8	0.07%	$43,178	$2	0.02%
Customer payables	9,533	4	0.16%	9,556	1	0.06%
Broker-related payables and other	2,207	3	0.65%	1,566	1	0.20%
Other borrowings	829	8	3.77%	932	7	3.12%
Corporate debt	1,042	10	3.68%	991	9	3.62%
Subtotal interest-bearing liabilities	56,617	33	0.23%	56,223	20	0.14%
Other interest expense(b)	—	3		—	3
Total interest-bearing liabilities	56,617	36	0.25%	56,223	23	0.17%
Total non-interest-bearing liabilities	633			1,329
Total liabilities	57,250			57,552
Total shareholders' equity	7,081			7,072
Total liabilities and shareholders' equity	$64,331			$64,624

Excess interest earning assets over interest bearing
liabilities/ net interest income/ net interest
margin	$3,350	$453	3.02%	$3,614	$445	2.97%

(a) Represents interest income on securities loaned.
(b) Represents interest expense on securities borrowed.

	Three Months Ended
	June 30, 2017
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$890	$2	0.87%
Cash required to be segregated under federal or other regulations	1,355	3	0.94%
Investment securities	37,922	232	2.45%
Margin receivables	7,258	75	4.14%
Loans	3,332	41	4.88%
Broker-related receivables and other	1,142	1	0.20%
Subtotal interest-earning assets	51,899	354	2.73%
Other interest revenue(a)	—	24
Total interest-earning assets	51,899	378	2.91%
Total non-interest-earning assets	4,951
Total assets	$56,850

Deposits	$37,894	$1	0.01%
Customer payables	8,686	2	0.06%
Broker-related payables and other	1,237	—	0.00%
Other borrowings	674	5	3.18%
Corporate debt	991	13	5.41%
Subtotal interest-bearing liabilities	49,482	21	0.17%
Other interest expense(b)	—	1
Total interest-bearing liabilities	49,482	22	0.18%
Total non-interest-bearing liabilities	884
Total liabilities	50,366
Total shareholders' equity	6,484
Total liabilities and shareholders' equity	$56,850

Excess interest earning assets over interest bearing liabilities/ net interest
income/ net interest margin	$2,417	$356	2.74%

(a) Represents interest revenue on securities loaned.
(b) Represents interest expense on securities borrowed.

Fees and Service Charges
($MM)	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Order flow revenue	$43	$47	$34
Money market funds and sweep deposits revenue(a)	18	17	26
Advisor management and custody fees	16	11	9
Mutual fund service fees	12	11	10
Foreign exchange revenue	6	8	6
Reorganization fees	4	3	5
Other fees and service charges	11	8	8
Total fees and service charges	$110	$105	$98

(a)	Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses. Management believes that excluding the provision (benefit) for loan losses from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes it when evaluating operating margin performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (5) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin percentage (dollars in millions):

	Q2 2018		Q1 2018		Q2 2017
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and
operating margin	$345	49%	$334	47%	$317	55%
Provision (benefit) for loan losses	(19)		(21)		(99)
Adjusted income before income tax
expense and adjusted operating margin	$326	46%	$313	44%	$218	38%

(2) Records based on the period during which metric has been reported by the Company.

(3) Beginning in the first quarter of 2018, the Company updated the presentation of its consolidated financial statements as follows:

  On the consolidated statement of income, fair value hedging adjustments, previously referred to as hedge ineffectiveness, are included within net interest income beginning in the first quarter of 2018. Amounts prior to 2018 have not been reclassified to conform to current period presentation and continue to be reflected within gains on securities and other, net. Fair value hedging adjustments were expenses of $5 million, $3 million and $2 million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. Fair value hedging adjustments were expenses of $8 million, and $3 million for the six months ended June 30, 2018, and June 30, 2017, respectively.
  On the consolidated balance sheet, reclassified deferred tax assets, net to other assets. Prior periods have been reclassified to conform to current period presentation. Deferred tax assets were $146 million, $218 million and $251 million at June 30, 2018, March 31, 2018 and December 31, 2017, respectively.

(4) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period.

(5) The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q2 2018		Q1 2018		Q2 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,214	$23.73	$6,200	$23.41	$6,289	$22.86
Less: Goodwill and other intangibles, net	(2,888)		(2,645)		(2,673)
Add: Deferred tax liabilities related to
goodwill and other intangibles, net	430		426		591
Tangible common equity book value	$3,756	$14.35	$3,981	$15.03	$4,207	$15.29

(6) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q2 2018(a)	Q1 2018	Q2 2017
Consolidated cash and equivalents	$532	$498	$1,091
Less: Cash at regulated subsidiaries	(527)	(493)	(823)
Add: Cash on deposit at E*TRADE Bank(b)	938	434	210
Corporate cash	$943	$439	$478

(a) The increase in corporate cash from March 2018 was largely driven by a timing difference between the Company's corporate debt issuance in June 2018 and the third quarter redemption of our trust preferred securities that substantially completed in July 2018. Corporate cash activity during the second quarter also included a $176 million dividend from E*TRADE Bank and a $100 million dividend from E*TRADE Securities, offset by share repurchases.

(b) Cash on deposit at E*TRADE Bank is eliminated in consolidation.

(7) Includes the April 2018 acquisition impact of TCA as follows:

  Gross new brokerage accounts of 146,000
  Net new brokerage assets of $18.4 billion, which includes $17.2 billion of security holdings and $1.2 billion of sweep deposits

As of and for the quarter ended June 30, 2018, the impact of TCA was as follows:

  Total DARTs of 3,000, none of which represented derivatives DARTs
  Net new and end of period brokerage accounts of 148,000
  Brokerage customer assets of $18.8 billion, which includes $17.6 billion of security holdings and $1.2 billion of sweep deposits
  Net new brokerage assets of $18.6 billion

(8) Customer margin balances include the following (dollars in billions):

	Q2 2018	Q1 2018	Q2 2017
Margin receivables held on balance sheet	$11.0	$10.5	$7.8
Customer margin balances held by a third party clearing firm	—	—	0.4
Total customer margin balances(a)	$11.0	$10.5	$8.2

(a) Represents margin receivables held on the balance sheet and customer margin balances held by a third party clearing firm. The balances held by a third party were transferred to E*TRADE Securities during the three months ended September 30, 2017 in connection with the OptionsHouse integration.

(9) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions and customer cash held by a third party clearing firm. Customer cash held by third parties is not reflected in the Company’s consolidated balance sheet and is not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q2 2018	Q1 2018	Q2 2017
Sweep deposits at unaffiliated financial institutions	$3.5	$3.4	$6.6
Customer cash held by a third party clearing firm(a)	—	—	1.7
Money market funds and other	1.5	1.6	0.5
Total customer cash held by third parties	$5.0	$5.0	$8.8

(a) During the three months ended September 30, 2017, customer cash held by a third party clearing firm was transferred to E*TRADE Securities in connection with the integration of OptionsHouse.

(10) Net new brokerage assets are total inflows to all new and existing brokerage customer accounts less total outflows from all closed and existing brokerage customer accounts, excluding the effects of market movements in the value of brokerage customer assets. Net new banking assets are total inflows to all new and existing banking customer accounts less total outflows from all closed and existing banking customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(11) Includes unpaid principal balances and premiums (discounts).

(12) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q2 2018	Q1 2018	Q2 2017
E*TRADE Financial shareholders' equity	$6,903	$6,889	$6,683
DEDUCT:
Preferred stock	(689)	(689)	(394)
E*TRADE Financial Common Equity Tier 1 capital before regulatory
adjustments	$6,214	$6,200	$6,289
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt
securities, net of tax	235	176	62
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,458)	(2,219)	(2,039)
Disallowed deferred tax assets	(283)	(353)	(537)
E*TRADE Financial Common Equity Tier 1 capital	$3,708	$3,804	$3,775
ADD:
Preferred stock	689	689	394
DEDUCT:
Disallowed deferred tax assets	—	—	(124)
E*TRADE Financial Tier 1 capital	$4,397	$4,493	$4,045
ADD:
Allowable allowance for loan losses	54	58	116
Non-qualifying capital instruments subject to phase-out (trust
preferred securities)	413	414	414
E*TRADE Financial total capital	$4,864	$4,965	$4,575

E*TRADE Financial average assets for leverage capital purposes	$64,248	$64,486	$56,928
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,458)	(2,219)	(2,039)
Disallowed deferred tax assets	(283)	(353)	(661)
E*TRADE Financial adjusted average assets for leverage capital purposes	$61,507	$61,914	$54,228

E*TRADE Financial total risk-weighted assets(a)	$10,798	$10,856	$10,780

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average
assets for leverage capital purposes)	7.1%	7.3%	7.5%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	34.3%	35.0%	35.0%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	40.7%	41.4%	37.5%
E*TRADE Financial total capital / Total risk-weighted assets	45.0%	45.7%	42.4%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(13) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q2 2018	Q1 2018	Q2 2017
E*TRADE Bank shareholder's equity	$3,616	$3,721	$3,485
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt
securities, net of tax	235	176	62
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(292)	(38)	(38)
Disallowed deferred tax assets	(60)	(66)	(56)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,499	$3,793	$3,453
ADD:
Allowable allowance for loan losses	54	58	116
E*TRADE Bank total capital	$3,553	$3,851	$3,569

E*TRADE Bank average assets for leverage capital purposes	$49,206	$50,063	$43,527
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(292)	(38)	(38)
Disallowed deferred tax assets	(60)	(66)	(56)
E*TRADE Bank adjusted average assets for leverage capital purposes	$48,854	$49,959	$43,433

E*TRADE Bank total risk-weighted assets(a)	$10,019	$10,133	$9,840

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets
for leverage capital purposes)	7.2%	7.6%	8.0%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	34.9%	37.4%	35.1%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	34.9%	37.4%	35.1%
E*TRADE Bank total capital / Total risk-weighted assets	35.5%	38.0%	36.3%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Investor Relations
646-521-4406
ir@etrade.com